Ex. 3.1

Certificate of Amendment

Articles of Incorporation

For Nevada Profit Corporations

1.	Name of Corporation:

RAZOR RESOURCES INC.

2.	The articles have been amended as follows:

Article One is hereby deleted in its entirely and replaced as follows:

FIRST: The name of this Corporation is You Han Data Tech Company Ltd.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation*have voted in favor of the amendment is: 55.27%
4.	Effective date an time of filing:
5.	Signauture:

By: /s/ Zongfeng Dai

Zongfeng Dai

Chief Executive Officer

Certificate of Amendment

To Articles of Incorporation

For Nevada profit Corporation

1.	Name of Corporation:

Razor Resources Inc.

2.	The articles have been amended as follows:

The total number of shares this corporation is authorized to issue is 10,000,000,000(then billion), allocated as follows among these classes and series of stock:

Common Stock Class, par value $0.00001 per share -9,900,000,000 shares authorized;

Preferred Stock Class, Series A, par value $0.0001 per share – 10,000,000shares authorized.

Preferred Stock Class, Series B, par value $0.0001 per share – 90,000,000 shares authorized.

3.	The undersigned declare that they constitute at least two-thirds of the following:

Board of directors

4.	Effective date and time of filing:

Date: June 12, 2012; Time: 3:30 pm

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
6.	Signatures:

/s/Davis Wong

Certificate of Amendment

Articles of Incorporation

For Nevada Profit Corporations

1.	Name of corporation:

Razor Resources Inc.

2.	The articles have been amended as follows:

The total number of shares this corporation is authorized to issue is 200,000,000 (two hundred million). Allocated as follows among these classes and series of stock:

Common Stock Class, par value $0.001 per share-195,000,000, shares authorized

Preferred Stock Class, par value $0.001 per share – 5,000,000 shares authorized

3.	The undersigned declare that they constitute at least two thirds of the following:

Board of Directors

4.	Effective date and time of filing:
5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
6.	Signatures:

By: /s/ Zongfeng Dai

Zongfeng Dai

Chief Executive Officer